Exhibit 99.1

Contacts:	Brian W. Bethers	Robert G. Hunter
	Chief Financial Officer	Vice President, Finance
	1-800 CONTACTS, INC.	1-800 CONTACTS, INC.
	(801) 924-9800	(801) 924-9800
	investors@contacts.com	investors@contacts.com

For Immediate Release

1-800 CONTACTS Announces Third Quarter Results

DRAPER, Utah, October 28, 2003 /PRNewswire/ — 1-800 CONTACTS, INC. (Nasdaq: CTAC), today reported results for its third quarter ended September 27, 2003.

Net sales for the third quarter ended September 27, 2003 were $48.4 million, compared to $44.3 million for the comparable quarter of the prior year.  For the third quarter of 2003, the Company reported a net loss of $(0.6) million, or $(.05) per diluted common share, compared to a net loss of $(6.4) million, or $(.56) per diluted common share for the third quarter of 2002.  The results for the third quarter of 2002 include a charge of $7.8 million for purchased in-process research and development from the July 2002 acquisition of ClearLab.  The Company did not record a tax benefit on this charge.  Absent the purchased in-process research and development charge, net income was $1.4 million, or $.12 per diluted common share, for the third quarter of 2002.

Net sales and operating income exclusive of the Company’s Singapore operations (ClearLab) were $46.9 million and $0.3 million, respectively, for the third quarter ended September 27, 2003.  For the third quarter ended September 28, 2002, net sales and operating income exclusive of ClearLab’s operations were $43.4 million and $3.3 million, respectively.  For the third quarter of 2003, net sales and operating loss for ClearLab, excluding intercompany sales, were $1.5 million and $(0.3) million, respectively, compared to net sales and operating loss of $0.9 million and $(7.9) million, respectively, for the third quarter of 2002 which included the charge of $7.8 million for purchased in-process research and development.  No income tax benefit was recorded on the net loss from ClearLab’s operations due to the uncertainty of realization of the related deferred income tax assets in Singapore.

The Company’s consolidated gross margin improved to 39.1% for the third quarter of 2003 from 30.8% for the comparable quarter of the prior year.  During the third quarter of 2003, the Company expensed $0.8 million for research and development and $0.5 million for amortization of the acquired Lens Express and Lens 1st customer database definite-lived intangible assets.

For the three quarters ended September 27, 2003, net sales were $141.4 million, compared to $128.1 million for the three quarters ended September 28, 2002.  The net loss for the first three quarters of 2003 was $(0.6) million, or $(.04) per diluted common share, compared to a net loss of $(3.4) million, or $(.30) per diluted common share, for the first three quarters of 2002.  The results for the first three quarters of 2003 include approximately $2.8 million for research and development, $1.3 million for amortization of the acquired Lens Express and Lens 1st customer database definite-lived intangible assets, $0.3 million for integration costs related to the acquisition of Lens Express and Lens 1st and non-cash compensation expense of $0.7 million relating to the grant of shares of 1-800 CONTACTS’ common stock owned by ClearLab’s chief technology officer to key employees of ClearLab.  The results for the first three quarters of 2002 include the $7.8 million charge for purchased in-process research and development.

Jonathan Coon, Chief Executive Officer, said, “During the quarter, we continued to invest heavily in legal and legislative efforts, our new relationship with Cole National, and product development.  We expect to see results from these investments in future quarters.  We are pleased with our continued gross margin improvement, which reflects some of the benefits of our direct supply arrangements with manufacturers.  We continue to work to strengthen our relationships with manufacturers and expect to see further gross margin improvement in 2004 as new pricing arrangements are implemented.”

The Company’s financial statements reflect the acquisitions of Lens Express and Lens 1st during the first quarter of 2003.   The transactions were accomplished as asset purchases and included certain assets and the assumption of certain liabilities.  The consideration paid included approximately $7.0 million in cash (including $0.5 million in transaction costs), approximately $4.1 million in assumed liabilities and 900,000 shares of restricted common stock with a fair market value of approximately $19.9 million. The Company recorded goodwill of approximately $22.3 million and definite-lived intangible assets of approximately $5.1 million based on the Company’s preliminary allocation of the purchase price.

During the second quarter of 2003, the release conditions were met relating to 700,000 shares of restricted common stock of 1-800 CONTACTS held in escrow as partial purchase consideration for the July 2002 acquisition of ClearLab.  The Company’s financial statements reflect as additional purchase price the fair market value of approximately $17.0 million for these shares on June 6, 2003, the date the escrow release conditions were met.  The Company recorded this additional purchase price as goodwill, net of the contingent consideration liability recorded at the purchase date, in accordance with SFAS No. 141.  This goodwill as of September 27, 2003 is $11.4 million.

1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price and speed of delivery. Through its easy-to-remember, toll-free telephone number, “1-800 CONTACTS” (1-800-266-8228), and its Internet web site, www.contacts.com, the Company sells all of the popular brands of contact lenses. 1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

This news release contains forward-looking statements about the Company’s future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among others: general economic conditions, the health of the contact lens industry, inventory acquisition and management, manufacturing operations, integrations of ClearLab, Lens Express and Lens 1st, exchange rate fluctuations, advertising spending and effectiveness, unanticipated costs and unrealized benefits associated with the Company’s supply agreement with Johnson & Johnson, implementation of the Cole National agreement, research and development initiatives and regulatory considerations.

1-800 CONTACTS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Three Quarters Ended
	September 28, 2002	September 27, 2003	September 28, 2002	September 27, 2003
NET SALES	$44,316	$48,400	$128,130	$141,416
COST OF GOODS SOLD	30,659	29,489	89,356	88,629
Gross profit	13,657	18,911	38,774	52,787

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Advertising expense	3,175	7,171	9,784	14,551
Legal and professional fees	1,044	1,601	3,444	4,977
Research and development expenses	—	777	—	2,777
Purchased in-process research and development	7,789	—	7,789	—
Other selling, general and administrative expenses	6,239	9,316	17,153	28,069

Total selling, general and administrative expenses	18,247	18,865	38,170	50,374
INCOME (LOSS) FROM OPERATIONS	(4,590)	46	604	2,413
OTHER EXPENSE, net	(575)	(161)	(898)	(984)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(5,165)	(115)	(294)	1,429
PROVISION FOR INCOME TAXES	(1,202)	(513)	(3,130)	(1,985)
NET LOSS	$(6,367)	$(628)	$(3,424)	$(556)

PER SHARE INFORMATION:
Basic and diluted net loss per common share	$(0.56)	$(0.05)	$(0.30)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	11,382	13,103	11,428	12,547

OTHER DATA:
Depreciation and amortization included in the following captions:
Cost of goods sold	$205	$313	$205	$914
Research and development expenses	—	3	—	8
Other selling, general and administrative expenses	544	1,293	1,392	3,695
Total depreciation and amortization	$749	$1,609	$1,597	$4,617

1-800 CONTACTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

(unaudited)

	December 28, 2002	September 27, 2003
ASSETS
CURRENT ASSETS:
Cash	$259	$819
Accounts receivable	655	970
Inventories, net	37,785	29,723
Prepaid income taxes	769	—
Deferred income taxes	756	691
Other current assets	1,095	1,183
Total current assets	41,319	33,386
PROPERTY, PLANT AND EQUIPMENT, net	12,862	13,258
DEFERRED INCOME TAXES	365	636
GOODWILL	—	33,674
DEFINITE-LIVED INTANGIBLE ASSETS, net	7,089	9,966
OTHER ASSETS	369	888
Total assets	$62,004	$91,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit	$5,770	$2,528
Current portion of long-term debt	2,853	3,199
Current portion of capital lease obligations	372	261
Accounts payable and accrued liabilities	12,327	14,670
Total current liabilities	21,322	20,658
LONG-TERM LIABILITIES:
Long-term debt, less current portion	17,365	15,262
Capital lease obligations, less current portion	250	67
Liability related to contingent consideration	5,470	—
Total long-term liabilities	23,085	15,329
STOCKHOLDERS’ EQUITY	17,597	55,821
Total liabilities and stockholders’ equity	$62,004	$91,808